UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 15, 2011 (September 13, 2011)

Date of Report (date of earliest event reported)

TRANSCEPT PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1003 W. Cutting Blvd., Suite #110

Point Richmond, California 94804

(Address of principal executive offices)

(510) 215-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On September 13, 2011, Transcept Pharmaceuticals, Inc. (“Transcept”) issued a press release announcing that it had received a notice from the U.S. Food and Drug Administration (FDA) that the FDA generally agreed with Transcept proposals to address concerns raised by the FDA in its July 2011 Complete Response Letter to the Intermezzo® New Drug Application (NDA). The full text of the press release is furnished herewith as Exhibit 99.1.

On September 14, 2011, Transcept issued a press release announcing plans to resubmit the Intermezzo® NDA following a meeting with the FDA held the same day.

The information in this Item 7.01 of this Current Report on Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The furnishing of the information herein is not an admission as to the materiality of any of the information set forth herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release announcing FDA response to proposal in support of the Intermezzo® NDA, dated September 13, 2011

99.2	Press release announcing plan to resubmit the Intermezzo® NDA following meeting with FDA, dated September 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: September 15, 2011
	By:	/s/ Marilyn E. Wortzman
Name: Marilyn E. Wortzman
Title: Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release announcing FDA response to proposal in support of the Intermezzo® NDA, dated September 13, 2011

99.2	Press release announcing plan to resubmit the Intermezzo® NDA following meeting with FDA, dated September 14, 2011